Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Press:	Mary Beth Kissane,
Walek & Associates
(212) 590-0536
Frank D. Filipo,
Executive Vice President
(631) 208-2400
	Investor:	Douglas Ian Shaw
Senior Vice President
(631) 208-2400

4 West Second Street
Riverhead, NY 11901
(631) 208-2400 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP CHANGES ACCOUNTING FIRMS

Riverhead, New York, January 25, 2012 — Suffolk Bancorp (NASDAQ - SUBK) today announced that, on January 19, 2012, the Audit Committee of the Board of Directors of Suffolk Bancorp (“Suffolk”) determined not to engage Grant Thornton LLP as Suffolk’s independent registered public accounting firm for the audit of the company’s financial statements for the fiscal year ended December 31, 2011, and for periods thereafter, and engaged BDO USA, LLP as the new independent registered public accounting firm, effective immediately.

President and Chief Executive Officer Howard C. Bluver remarked, “We at Suffolk have made this decision in connection with our movement into a new chapter of our company’s life, and it is not a result of any disagreement with our prior accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We are deeply appreciative of all the work Grant Thornton has done to assist Suffolk in overcoming recent challenges and we value greatly the relationship we have had over the past decade.”

Suffolk and BDO are committed to working to meet the deadline of the Securities and Exchange Commission for filing Suffolk’s Annual Report on Form 10-K for the year ended December 31, 2011, and expect that such filing in any event will take place no later than April 15, 2012. Suffolk also expects to announce the appointment of a new Chief Financial Officer in the coming weeks, which will fill the position that has been vacant since June 24, 2011. Finally, Suffolk expects to release earnings for the fourth quarter and year ended December 31, 2011 on January 31, 2012.

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through the Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. “SCNB” is Suffolk Bancorp’s wholly owned subsidiary. Organized in 1890, the Suffolk County National Bank has 30 offices in Suffolk County, New York.

PRESS RELEASE January 25, 2012 Page 2 of 2

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release includes statements which look to the future. These can include remarks about Suffolk, the banking industry, the economy in general, expectations of the business environment in which Suffolk operates, projections of future performance, and potential future credit experience. These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond Suffolk’s control and are subject to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors that could affect Suffolk include particularly, but are not limited to: a failure by Suffolk to meet the deadline under SEC rules for filing its Annual Report on Form 10-K (or any permitted extension thereof), or any further delay in filing its Annual Report beyond April 15, 2012; the possibility of further delay in Suffolk’s hiring of a new CFO; changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; results of regulatory examinations; any failure by Suffolk to comply with our written agreement with the OCC (the “Agreement”) or the individual minimum capital ratios for the Bank established by the OCC; the cost of compliance with the Agreement; any failure by Suffolk to maintain effective internal controls over financial reporting; larger-than-expected losses from the sale of assets; potential litigation or regulatory action relating to the matters resulting in Suffolk’s failure to file on time its Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011 or resulting from the revisions to earnings previously announced on April 12, 2011 or the restatement of its financial statements for the quarterly period ended September 30, 2010 and year ended December 31, 2010; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take Suffolk longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require Suffolk to change its practices in ways that materially change the results of operations.

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